EXHIBIT 4.2

PDL BIOPHARMA, INC.
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
SUPPLEMENTAL INDENTURE
Dated as of September 17, 2019
2.75% Convertible Senior Notes due 2024

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SUPPLEMENTAL INDENTURE, dated as of September 17, 2019 (this “Supplemental Indenture”), between PDL BioPharma, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”) under the Indenture dated as of September 17, 2019, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).
RECITALS OF THE COMPANY
WHEREAS, the Base Indenture provides, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;
WHEREAS, Section 10.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 2.01 of the Base Indenture;
WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to establish a new series of its Securities to be known as its “2.75% Convertible Senior Notes due 2024” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Fundamental Change Repurchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture by the Company have been duly authorized in all respects.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01    Scope of Supplemental Indenture.
The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.
Section 1.02    Definitions.
Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture. To the extent terms defined herein differ from terms defined in the Base Indenture the terms defined herein will govern for purposes of this Supplemental Indenture and the Notes. For all purposes of this Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:
“1% Exception” has the meaning specified in Section 4.04(k)
“Accreted Principal Amount” means the Original Principal Amount plus the principal accreted thereon pursuant to Section 2.04.
“Additional Interest” has the meaning specified in Section 5.02.
“Additional Notes” has the meaning specified in Section 2.01.
“Additional Shares” has the meaning specified in Section 4.06(a).
“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.
“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.
“Bid Solicitation Agent” means the Company or an investment bank as may be appointed, from time to time, by the Company to solicit market bid quotations for the Notes in accordance with Section 4.01(a)(ii).
“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.
“Cash Settlement” has the meaning specified in Section 4.03(a).
“close of business” means 5:00 p.m. (New York City time).
“Combination Settlement” has the meaning specified in Section 4.03(a).
“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as such shares of common stock exist on the date of this Supplemental Indenture, subject to Section 4.07.
“Common Stock Change Event” has the meaning specified in Section 4.07(a).
“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.
“Conversion Date” has the meaning specified in Section 4.02(b).
“Conversion Notice” has the meaning specified in Section 4.02(b).
“Conversion Obligation” has the meaning specified in Section 4.01(a).
“Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.
“Conversion Rate” means, initially, 262.2951 shares of Common Stock per $1,000 Original Principal Amount of Notes, subject to adjustment as set forth herein. Whenever this Supplemental Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the close of business on such date.
“Conversion Settlement Date” means, with respect to a conversion of any Note, the date the consideration for such conversion is required to be paid or delivered, as applicable, pursuant to this Indenture.
“Custodian” has the meaning specified in Section 5.01.
“Daily Cash Amount,” for each of the 60 consecutive VWAP Trading Days during the Observation Period for the conversion of any Note, means cash equal to the lesser of

(x) the Daily Specified Dollar Amount applicable to such conversion and (y) the Daily Conversion Value for such VWAP Trading Day.
“Daily Conversion Value,” for each of the 60 consecutive VWAP Trading Days during the Observation Period, means one-sixtieth (1/60th) of the product of (i) the Conversion Rate on such VWAP Trading Day multiplied by (ii) the Daily VWAP of the Common Stock on such Trading Day.
“Daily Share Amount,” for each of the 60 consecutive VWAP Trading Days during the Observation Period for the conversion of any Note, means a number of shares of Common Stock equal to (i) the excess, if any, of (x) the Daily Conversion Value for such VWAP Trading Day over (y) the Daily Specified Dollar Amount applicable to such conversion, divided by (ii) the Daily VWAP of the Common Stock for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Specified Dollar Amount.
“Daily Specified Dollar Amount” means, with respect to the conversion of any Note, an amount equal to one-sixtieth (1/60th) of the Specified Dollar Amount applicable to such conversion.
“Daily VWAP” of the Common Stock, in respect of any VWAP Trading Day, means the per share volume-weighted average price on the Relevant Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PDLI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day as determined in a commercially reasonable manner by a nationally recognized independent investment banking firm retained for the purpose by the Company, using a volume-weighted average price method). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default Settlement Method” means initially Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 Original Principal Amount of Notes. However, the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders.
“Definitive Notes” means Notes that are Definitive Securities and not a Global Security or otherwise in global form.
“Depositary” or “Depository” has the meaning set forth in the Base Indenture, which shall initially be DTC until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Effective Date” means (i) (a) with respect to a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof or a Fundamental Change (but without regard to the exclusion of transactions involving Publicly Traded Securities in the paragraph following clause (4) of the definition thereof), the date on which such Make-Whole Fundamental Change or Fundamental Change, as the case may be, occurs or becomes effective and (b) with respect to a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof, the applicable Redemption Notice Date, and (ii) as used in Section 4.04, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, reflecting the relevant share split or share combination, as applicable.
“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expiration Date” has the meaning specified in Section 4.04(e).
“Expiration Time” has the meaning specified in Section 4.04(e).
“Extension Period” has the meaning specified in Section 5.02.
“Filing Failure” has the meaning specified in Section 5.02.
A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
(1)    the Common Stock is not traded or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or
(2)    any person, including any syndicate or group deemed to be a “person” under Section 13(d) of the Exchange Act, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors (or the Company becomes aware that such a filing is required but has not been made), other than a filing by the Company, any of the Company’s wholly owned Subsidiaries or any of the Company’s employee benefit plans; or

(3)    consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which shares of the Company’s Capital Stock shall be converted into, or exchanged for, cash, securities or other property, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of the Company’s wholly owned Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this Supplemental Indenture as an “event”) other than any transaction:
(a)    that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or
(b)    pursuant to which the holders of the Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation, or the parent thereof, immediately after the transaction with such holders’ proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event; or
(c)    which is effected solely to change the Company’s jurisdiction of incorporation to another U.S. jurisdiction and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or
(4)    the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;
Notwithstanding the foregoing, a Fundamental Change under clause (2) or clause (3) above shall not be deemed to have occurred (and the Company shall not be required to deliver the Fundamental Change Company Notice incidental thereto), as a result of a transaction described in clause (3) in which at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in the exchange, merger, consolidation, sale, lease or other transfer otherwise constituting a Fundamental Change under clause (3) above consists of Publicly Traded Securities and such exchange, merger, consolidation, sale, lease or other transfer constitutes a Common Stock Change Event for which the Reference Property consists of such consideration; provided that, for the purposes of this definition, any transaction or event described in both clause (2) and in clause (3) above (without regard to clause (3)(b)) will be deemed to occur solely pursuant to clause (3) above (subject to such clause (3)(b)).
“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).
“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).
“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).
“Global Note” means any Note that is a Global Security.
“Indenture” means the Base Indenture, as originally executed and as amended or supplemented from time to time by one or more indentures supplemental thereto applicable to the Notes, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
“Initial Notes” has the meaning specified in Section 2.01.
“Interest Payment Date” means, with respect to the payment of interest on any Notes, each June 1 and December 1 of each year, beginning on the date set forth in the certificate for such Note.
“Issue Date” means September 17, 2019.
“Last Original Issuance Date” means (i) with respect to the Initial Notes, the Issue Date; and (ii) with respect to any Additional Notes, the last date of original issuance of such Notes.
“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Exchange. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on the Relevant Exchange on the relevant date, the “Last Reported Sale Price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of three U.S. nationally recognized independent investment banking firms selected by the Company for this purpose.
“Make-Whole Fundamental Change” means (i) any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, after giving effect to the paragraph immediately succeeding clause (4) of such definition), but without regard to subclause (3)(b) of such definition) or (ii) the sending of a Redemption Notice in connection with the Company’s right to redeem the Notes pursuant to Section 8.01(b); provided, however, that the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called pursuant to Section 8.05) for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.
“Measurement Period” has the meaning specified in Section 4.01(a)(ii).
“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.
“Observation Period,” with respect to any Note to be converted, has the following meaning: (a) subject to clause (b) below, if the Conversion Date for such Note is before June 1, 2024, the 60 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately following such Conversion Date; (b) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for Redemption and before the second Business Day before the related Redemption Date, the 60 consecutive VWAP Trading Day period beginning on, and including, the 61st Scheduled Trading Day immediately preceding such Redemption Date; and (c) subject to clause (b) above, if the Conversion Date for such Note is on or after June 1, 2024, the 60 consecutive VWAP Trading Day period beginning on, and including, the 61st Scheduled Trading Day immediately preceding the Stated Maturity.
“OID Legend” means the legend set forth as the OID Legend in the form of Note.
“open of business” means 9:00 a.m. (New York City time).
“Original Principal Amount” means (a) with respect to the Notes issued on the Issue Date, the principal amount of the Notes on the Issue Date, which, on an aggregate basis, is $86,053,000, and (b) with respect to any Additional Notes, the principal amount of such Additional Notes on their date of issuance as set forth in the certificate(s) representing such Additional Notes.
“outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (a) Notes cancelled by it, (b) Notes delivered to it for cancellation and (c)(i) Notes replaced pursuant to Section 2.07 of the Base Indenture, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), (ii) Notes converted pursuant to Article IV hereof, on and after their Conversion Date, (iii) any and all Notes, as of the Stated Maturity, if the Paying Agent holds, in accordance with the Indenture, money sufficient to pay all of the Notes then payable, and (iv) any and all Notes owned by the Company or any other obligor upon the Notes, or for purposes of votes or consents, any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite Original Principal Amount of outstanding Notes, only such Notes which the Trustee actually knows to be so owned shall be disregarded. This definition supersedes the first sentence of Section 2.08 of the Base Indenture, which first sentence shall not apply to the Notes.
“Paying Agent” has the meaning set forth in the Base Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the Accreted Principal Amount of, interest on, or the Redemption Price or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.
“Physical Settlement” has the meaning specified in Section 4.03(a).
“Publicly Traded Securities” means, in respect of a transaction or transactions described in clause (2) or clause (3) of the definition of Fundamental Change, shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or which shall be so traded when issued or exchanged in connection with such transaction or transactions.
“Redemption” means the repurchase of any Note by the Company pursuant to Section 8.01(b).
“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.
“Redemption Notice” has the meaning specified in Section 8.02(a) hereof.
“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 8.02(a).
“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 8.01(e).
“Reference Property” has the meaning specified in Section 4.07(a).
“Reference Property Unit” has the meaning specified in Section 4.07(a).
“Regular Record Date” means, with respect to the payment of interest on the Notes, the May 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 1 and the November 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 1.
“Relevant Exchange” means the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.
“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 Original Principal Amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock), subject to Section 4.03(b)(v).
“Spin-Off” has the meaning specified in Section 4.04(c).
“Spin-Off Valuation Period” has the meaning specified in Section 4.04(c).
“Stated Maturity” means, with respect to any Note and the payment of the Accreted Principal Amount thereof, December 1, 2024.
“Stock Price” has the meaning specified in Section 4.06(b).
“Tender/Exchange Offer Valuation Period” has the meaning specified in Section 4.04(e).
“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Relevant Exchange or, if the Common Stock (or such other security) is not then listed on the Relevant Exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided, that if the Common Stock (or other such security) is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” per $1,000 Original Principal Amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 Original Principal Amount of the Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company for this purpose; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 Original Principal Amount of the Notes from a U.S. nationally recognized securities dealer, then the Trading Price per $1,000 Original Principal Amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trading Price Condition” has the meaning specified in Section 4.01(a)(ii).
“U.S.” means the United States of America.
“VWAP Market Disruption Event” means, on any day, (i) a failure by the Relevant Exchange to open for trading during its regular trading session on such day or (ii) the occurrence or existence, prior to 1:00 p.m. (New York City time) on such day, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Exchange or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.
Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein and all terms defined in the Base Indenture (but not otherwise defined herein) have the meanings assigned to them therein;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;
(3)    “or” is not exclusive and “including” means “including without limitation”;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Supplemental Indenture as a whole (including any Authorizing Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;
(6)    all exhibits are incorporated by reference herein and expressly made a part of the Indenture;
(7)    any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” the Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by the Indenture or such provision, as the case may be;
(8)    any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.02 and any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made; and
(9)    unless otherwise expressly indicated in this Indenture, any reference to the principal amount of the Notes is to the Original Principal Amount of the Notes and references to the Conversion Rate per $1,000 principal amount of Notes are to the Conversion Rate per $1,000 Original Principal Amount of the Notes (and not the Accreted Principal Amount of the Notes).

ARTICLE II
THE SECURITIES
Section 2.01    Title and Terms; Payments; Denomination.
There is hereby established pursuant to Sections 2.01 and 2.02 of the Base Indenture a series of Securities designated the “2.75% Convertible Senior Notes due 2024” initially limited in aggregate Original Principal Amount to $86,053,000. Without limiting the generality of the foregoing, Additional Notes may be issued pursuant to the provisions below in this Section 2.01. The aggregate Original Principal Amount of Notes outstanding at any time will exclude Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to this Indenture.
The Accreted Principal Amount of Notes then outstanding shall be payable at the Stated Maturity.
Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Interest on the Initial Notes will accrue from, and including, June 1, 2019.
The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture having the same ranking and the same interest rate, maturity and other terms (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such Additional Notes, the Accreted Principal Amount in respect of such Additional Notes as of the date of issuance of such Additional Notes, the first Interest Payment Date of such Additional Notes, and transfer restrictions with respect to such Additional Notes) as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate Original Principal Amount; provided that no such Additional Notes shall be issued with the same CUSIP number unless they will be fungible with the Initial Notes for United States federal income tax and securities law purposes. Any such Additional

Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. Holders of such Additional Notes shall vote together with the Holders of the Notes as one class. In addition, the Company may, to the extent permitted by law, purchase Notes in the open market or by tender offer at any price or by private agreement. The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including as described above), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation in accordance with Section 2.10 of the Base Indenture. Any Notes repurchased by the Company or one of its Subsidiaries shall no longer be considered “outstanding” under the Indenture.
The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in, respectively, Exhibits A, B, C and D hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. In the case of any conflict between any of such documents and the express provisions of the Indenture, such express provisions of the Indenture shall control.
To the extent applicable in the Company’s reasonable determination, the Initial Notes and any Additional Notes will bear the OID Legend.
The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable (i) to Holders of Definitive Notes having an aggregate Original Principal Amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate Original Principal Amount of Definitive Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

The Notes will be issued only in denominations having an Original Principal Amount of $1,000 or any integral multiple of $1,000 in excess thereof.
Section 2.02    Book-Entry Provisions for Global Notes.
(a)    The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.
(b)    Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such cessation, or (iii) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a Holder of a beneficial interest in a Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Definitive Notes. Definitive Notes shall not be otherwise issuable. For the avoidance of doubt, this Section 2.02 supersedes the provisions of Section 2.15 of the Base Indenture to the extent inconsistent therewith.
Section 2.03    Reporting Requirement.
The Company shall deliver to the Trustee within 15 days after the same is required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor thereto), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall otherwise comply with the requirements of TIA Section 314(a). Any quarterly or annual report or other information, document or other report that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC’s EDGAR system (or any successor thereto) shall be deemed to constitute delivery of such filing to the Trustee as of the time of such filing. The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports.
Section 2.04    Accretion.
Commencing on the Issue Date, to, and including, the Stated Maturity, the principal amount of the Notes shall accrete in the manner provided in this Section 2.04. Schedule B hereto sets forth the Accreted Principal Amounts per $1,000 Original Principal Amount of Notes as of specified dates during the period from the Issue Date through the Stated Maturity. If a calculation of the Accreted Principal Amount is required at any given time, the Company will make such calculation determined as set forth on Schedule B, and will provide such calculations to the Trustee and (upon request) the Holders.

ARTICLE III

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON
Section 3.01    Repurchase at Option of Holders Upon a Fundamental Change.
(a)    Generally. If a Fundamental Change occurs at any time prior to the Stated Maturity, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the Original Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date specified by the Company that is not less than 20 nor more than 35 Business Days after the date of delivery of the Fundamental Change Company Notice (such specified date of repurchase, the “Fundamental Change Repurchase Date”), at a purchase price equal to 100% of the Accreted Principal Amount (as of such Fundamental Change Repurchase Date) of the Notes to be repurchased plus accrued and unpaid interest thereon, including any Additional Interest, to, but not including, such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if a Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the full amount of accrued and unpaid interest, including any Additional Interest, payable on such Interest Payment Date to the Holders of record as of the corresponding Regular Record Date and the “Fundamental Change Repurchase Price” shall be equal to 100% of the Accreted Principal Amount (as of such Fundamental Change Repurchase Date) of the Notes subject to repurchase pursuant to this Article III and shall not include any accrued and unpaid interest, including any Additional Interest. The requirement for the Company to repurchase any Notes on the Fundamental Change Repurchase Date shall be subject to extension to comply with applicable law.
Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:
(1)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Definitive Notes, or in compliance with Applicable Procedures for tendering interests in Global Notes, if the Notes are not Definitive Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(2)    delivery of the Notes, in the case of Definitive Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with Applicable Procedures, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(1)    if such Notes are Definitive Notes, the certificate numbers of such Notes to be repurchased;
(2)    the portion of the Original Principal Amount of such Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(3)    that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;
provided, however, that if such Notes are not Definitive Notes, the Fundamental Change Repurchase Notice must comply with Applicable Procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.
Notwithstanding the foregoing, the Company shall not be required to repurchase the Notes in accordance with this Section 3.01 if a third party makes a Fundamental Change repurchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article III and purchases all Notes validly tendered and not withdrawn under such Fundamental Change repurchase offer.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(b)    Fundamental Change Company Notice. On or before the 15th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right. Such Fundamental Change Company Notice shall be given pursuant to 12.02 of the Base Indenture, and in the case of any Global Notes, in accordance with Applicable Procedures for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release, publish such information through a public medium customary for such press releases and make the Fundamental Change Company Notice available on its website.
Each Fundamental Change Company Notice shall specify:
(i)    the events causing a Fundamental Change;
(ii)    whether such Fundamental Change is a Make-Whole Fundamental Change, in which case the provisions set forth in Section 4.06 shall be applicable;
(iii)    the date of the occurrence of the Fundamental Change;

(iv)    the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article III;
(v)    the Fundamental Change Repurchase Price;
(vi)    the Fundamental Change Repurchase Date;
(vii)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(viii)    the Conversion Rate and any adjustments to the Conversion Rate;
(ix)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and
(x)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.
(c)    No Payment During Events of Default. There shall be no repurchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Notes (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Notes). The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price with respect to the Notes) and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with Applicable Procedures, in which case, upon such return and cancelation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 3.02    Effect of Fundamental Change Repurchase Notice.
Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.01 hereof, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03 hereof) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in money or securities with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.01 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01 hereof.
Section 3.03    Withdrawal of Fundamental Change Repurchase Notice.
A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(i)    the Original Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;
(ii)    if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes; and
(iii)    the Original Principal Amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Original Principal Amounts of an integral multiple of $1,000;
provided, however, that if such Notes are not Definitive Notes, the notice must comply with Applicable Procedures.
The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.
Section 3.04    Deposit of Fundamental Change Repurchase Price.
Prior to 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. If the Paying Agent has paid or holds on the Business Day following the Fundamental Change Repurchase Date money or securities sufficient to pay the Fundamental Change Repurchase Price of the Notes for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes shall cease to be outstanding and, subject to the right of Holders as of the close of business on a Regular Record Date to receive the related interest payment, interest (including Additional Interest, if any) shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental

Change Repurchase Price and accrued and unpaid interest (including Additional Interest, if any) upon delivery or book-entry transfer of such Notes or on the applicable Interest Payment Date, as applicable).
Section 3.05    Notes Repurchased in Whole or in Part.
Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Original Principal Amount equal to, and in exchange for, the portion of the Original Principal Amount of the Note so surrendered that is not repurchased.
Section 3.06    Covenant to Comply With Applicable Laws Upon Repurchase of Notes.
In connection with any offer to repurchase Notes under Section 3.01 hereof, the Company shall (i) comply with the provisions of Rule 13e-4, Rule 14e-1 or any other tender offer rules under the Exchange Act, if applicable, (ii) file a Schedule TO or any successor or similar schedule under the Exchange Act, if required, and (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase Notes upon a Fundamental Change under Section 3.01.
Section 3.07    Repayment to the Company.
To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, upon written request by the Company with wiring instructions, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE IV

CONVERSION
Section 4.01    Right to Convert.
(a)    Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder of Notes shall have the right, at such Holder’s option, to convert the Original Principal Amount of any such Notes, or any portion of such Original Principal Amount equal to $1,000 or an integral multiple of $1,000, at the Conversion Rate in effect on the

Conversion Date for such Notes (subject to, and in accordance with, the settlement provisions of Section 4.02, the “Conversion Obligation”), (x) prior to the close of business on the Business Day immediately preceding June 1, 2024, only upon satisfaction of one or more of the conditions described in clauses (i) through (v) below and (y) on or after June 1, 2024, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity irrespective of the conditions described in clauses (i) through (v) below:
(i)    Prior to the close of business on the Business Day immediately preceding June 1, 2024, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during any fiscal quarter (and only during such fiscal quarter) after the fiscal quarter ending on December 31, 2019 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter exceeds 130% of the Conversion Price on each applicable Trading Day.
(ii)    Prior to the close of business on the Business Day immediately preceding June 1, 2024, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Original Principal Amount of Notes (as determined following a request by a Holder of Notes in accordance with the procedures set forth in this Section 4.01(a)(ii)) for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”), subject to compliance with the procedures and conditions set forth in this Section 4.01(a)(ii) concerning the obligation to make a Trading Price determination, in which event the Trading Price Condition shall be met.
The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii)) unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 Original Principal Amount of Notes is or would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Promptly following receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 Original Principal Amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If, upon presentation of such reasonable evidence by the Holder, the Company does not cause the Bid Solicitation Agent to make such determination (or, if the Company is then acting as Bid Solicitation Agent, the Company does not make such determination), the Trading Price per $1,000 Original Principal Amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day the Company does not make such determination or cause the Bid Solicitation Agent to make such determination.
If the Trading Price Condition has been met, the Company shall, as soon as practicable following the condition being met, so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 Original Principal Amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such day, the Company shall so notify, in writing, the holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) of the same.
(iii)    If, prior to the close of business on the Business Day immediately preceding June 1, 2024, the Company elects to:
(A)    distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or
(B)    distribute to all or substantially all holders of Common Stock assets, securities or rights, options or warrants to purchase securities of the Company not otherwise covered by clause (A) above, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify the Holders of the Notes at least 70 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender all or any portion of their Notes for conversion at any time from, and including, the date the Company sends such notice until the earlier of the close of business on the Business Day immediately preceding such Ex-Dividend Date or the date of the Company’s announcement that such distribution shall not take place, even if the Notes are not otherwise convertible at such time. No Holder may exercise its right to convert its Notes under the provisions of this Section 4.01(a)(iii) if such Holder otherwise may participate in any such distribution described above without conversion (based upon the Conversion Rate and upon the same terms as holders of the Common Stock).

(iv)    Prior to the close of business on the Business Day immediately preceding June 1, 2024, if a transaction or event that constitutes a Fundamental Change (but without regard to the exclusion of transactions involving Publicly Traded Securities in the paragraph following clause (4) of that definition) or a Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition thereof) occurs, Holders may surrender Notes for conversion at any time from, and including, the Effective Date of such transaction until the 45th day following the actual Effective Date (or, if earlier and to the extent applicable, the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date). No later than such Effective Date, the Company shall notify Holders of such transaction and the related right to convert the Notes.
(v)    Prior to the close of business on the Business Day immediately preceding June 1, 2024, if the Company calls any Note for Redemption, then, subject to Section 8.05, the Holder of such Note may convert such Note at any time before the close of business on the second Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).
(b)    Notwithstanding anything herein to the contrary, Holders may surrender all or any portion of their Notes for conversion at any time beginning on June 1, 2024, until the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity irrespective of the conditions set forth in Section 4.01(a).
(c)    If the Notes are subject to repurchase following a Fundamental Change, the right of Holders to convert their Notes so subject to repurchase will expire at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, unless the Company defaults in the payment of the Fundamental Change Repurchase Price, in which case, the conversion right will terminate at the close of business on the date the default is cured and the Notes are repurchased. If a Holder has submitted a Fundamental Change Repurchase Notice for any Notes to be repurchased upon a Fundamental Change, such Holder may convert such Notes only to the extent such Fundamental Change Repurchase Notice has been withdrawn in accordance with Section 3.03.
(d)    If any Note is called for Redemption, then the right of the Holder of such Note to convert such Note will expire at the close of business on the second Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at the time the Company pays such Redemption Price in full).
(e)    Upon conversion pursuant to this Section 4.01, the remaining Accreted Principal Amount in excess of the Original Principal Amount converted shall be deemed to be extinguished.

Section 4.02    Conversion Procedures.
(a)    Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with Applicable Procedures.
(b)    In order to exercise the conversion privilege with respect to any beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(f) and all transfer or similar taxes if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Definitive Notes, the Holder of any such Notes to be converted, in whole or in part, shall:
(i)    complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”), or a facsimile of the Conversion Notice;
(ii)    deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;
(iii)    if required, furnish appropriate endorsements and transfer documents;
(iv)    if required, pay all transfer or similar taxes as set forth in Section 4.08; and
(v)    pay the funds, if any, required under Section 4.03(f).
The date on which the Holder satisfies all of the applicable requirements set forth in this Section 4.02(b) with respect to a Note is the “Conversion Date” for such Note. The Conversion Agent shall, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.
(c)    Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.
(d)    In case any Notes of a denomination greater than $1,000 Original Principal Amount shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate Original Principal Amount equal to the unconverted portion of the surrendered Notes.
Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the close of business on the relevant

Conversion Date; provided, however, that the person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of that share of Common Stock as of the close of business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the related Observation Period for such conversion, in the case of Combination Settlement.
(e)    Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the Original Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
(f)    Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Article III hereof prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.
Section 4.03    Settlement Upon Conversion.
(a)    Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article IV, (x) shares of Common Stock as provided in Section 4.03(c)(i), together, if applicable, with cash in lieu of fractional shares (a “Physical Settlement”); (y) solely cash as provided in Section 4.03(c)(ii) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock as provided in Section 4.03(c)(iii), together, if applicable, with cash in lieu of fractional shares (a “Combination Settlement”).
(b)    The Company shall have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:
(i)    except as otherwise provided in this Section 4.03(b), the Company shall use the same Settlement Method for all conversions of Notes with the same Conversion Date, but the Company shall not be obligated to use the same Settlement Method for Conversion Dates that occur on different days;
(ii)    all conversions of Notes with a Conversion Date that occurs on or after the 125th Scheduled Trading Day immediately before the Stated Maturity shall be settled using the same Settlement Method, and the Company shall send notice of such Settlement Method to Holders and the Trustee no later than the close of business on the 125th Scheduled Trading Day immediately before the Stated Maturity;
(iii)    if the Company elects a Settlement Method for a conversion of Notes with a Conversion Date that occurs before the 125th Scheduled Trading Day immediately before the Stated Maturity, then the Company will send notice of such Settlement Method to the converting Holder no later than the close of business on the Business Day immediately after the Conversion Date;
(iv)    if the Company does not timely elect a Settlement Method with respect to any conversion, then the Company shall be deemed to have elected the Default Settlement Method;
(v)    if the Company timely elects Combination Settlement with respect to a conversion of Notes but does not timely notify the converting Holder of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 Original Principal Amount of Notes;
(vi)    for the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify the applicable Specified Dollar Amount will not constitute an Event of Default; and
(vii)    if any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice sent pursuant to Section 8.02 (and, in the case of a Redemption of less than all of the Notes then outstanding, a separate notice to Holders of Notes not called for such Redemption), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and before the related Redemption Date; and (2) if such Redemption Date occurs on or after 125th Scheduled Trading Day immediately before the Stated Maturity, then such Settlement Method must be the same Settlement Method that, pursuant to clause (ii) above, applies to all conversions of Notes with a Conversion Date that occurs on or after 125th Scheduled Trading Day immediately before the Stated Maturity.
(c)    The consideration due upon conversion of each $1,000 Original Principal Amount of Notes will be as follows:
(i)    if Physical Settlement applies, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;
(ii)    if Cash Settlement applies, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or
(iii)    if Combination Settlement applies, (i) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (ii) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period;
provided, however, that, in lieu of delivering any fractional share of Common Stock otherwise due upon conversion, the Company shall pay cash based on (i) the Daily VWAP on the applicable Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (ii) the Daily VWAP on the last VWAP Trading Day of the applicable Observation Period, in the case of Combination Settlement.
If a Holder converts more than one Note on a Conversion Date, then the consideration due upon such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, Applicable Procedures) be computed based on the total Original Principal Amount of Notes converted on such Conversion Date by that Holder.
(d)    If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the consideration due upon conversion thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.
(e)    Except as set forth in Section 4.04, 4.06 and 4.07, the Company shall deliver the consideration due upon conversion in respect of any Notes as follows: (i) if Cash Settlement or Combination Settlement applies, on or before the second Business Day immediately after the last VWAP Trading Day of such Observation Period; and (ii) if Physical Settlement applies, on or before the second Business Day immediately after such Conversion Date for such conversion. However, if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Stated Maturity, then the Company shall pay or deliver, as applicable, the consideration due upon such conversion no later than the Stated Maturity.
(f)    Upon the conversion of any Notes, the Holder shall not be entitled to receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, except to the extent specified below. The Company’s payment or delivery, as the case may be, to such Holder of the consideration due upon conversion of such Notes shall be deemed to satisfy in full the Company’s obligation to pay (i) the Original Principal Amount (and Accreted Principal Amount) of the Notes so converted and (ii) accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed, except to the extent specified below, to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith shall be deemed to be paid first out of such cash. Notwithstanding the foregoing, if Notes are submitted for conversion after the close of business on a Regular Record Date for the payment of interest, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes submitted for conversion between the close of business on any Regular Record Date and the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the next Interest Payment Date on the Original Principal

Amount of Notes to be converted; provided that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day after the corresponding Interest Payment Date, (ii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note, (iii) if the Notes are surrendered for conversion on or after the Regular Record Date immediately preceding the Stated Maturity, or (iv) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day after the corresponding Interest Payment Date.
If the exceptions described in the immediately preceding sentence do not apply and a Holder surrenders its Notes for conversion on a date that is not an Interest Payment Date, such Holder shall not receive any interest for the period from the Interest Payment Date immediately preceding the Conversion Date or for any later period. The Company shall pay interest and Additional Interest, if any, at the Stated Maturity on all Notes converted after the Regular Record Date immediately preceding the Stated Maturity, and converting Holders shall not be required to pay to the Company equivalent interest (and Additional Interest, if any) amounts.
Section 4.04    Adjustment of Conversion Rate.
The Conversion Rate shall be adjusted from time to time by the Company if any of the events set forth in this Section 4.04 occurs, without duplication, except that the Company shall not make any adjustment to the Conversion Rate if Holders of Notes participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described under Section 4.04(b), Section 4.04(c), and Section 4.04(d), as if such Holders held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the Original Principal Amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.
Except as set forth in this Section 4.04 and in Sections 4.06 and 4.12, the Company shall not adjust the Conversion Rate.
(a)    If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR = CR0	×	OS
OS0

where
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;
OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and
OS = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.
Any adjustment to the Conversion Rate pursuant to this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 4.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of the Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
(b)    If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

CR = CR0	×	OS0 + X
OS0 + Y

where
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.
Any increase to the Conversion Rate pursuant to this Section 4.04(b) shall be made successively whenever any such rights, options, or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants, after the expiration or redemption of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants. To the extent such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For the purposes of this Section 4.04(b) and for the purpose of clause (A) of Section 4.01(a)(iii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on the exercise or conversion thereof, with the value of such consideration, if other than cash, as shall be determined by the Board of Directors.
(c)    If the Company distributes shares of any class of Capital Stock of the Company, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire shares of any class of Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock of the Company, excluding:
(i)    dividends or distributions (including share splits) as to which an adjustment is required to be effected (without regard to the 1% Exception) pursuant to Section 4.04(a), Section 4.04(b) or Section 4.04(e);
(ii)    dividends or distributions paid exclusively in cash as to which an adjustment is required to be effected (without regard to the 1% Exception) pursuant to Section 4.04(d); and
(iii)    Spin-Offs as to which the provisions set forth in this Section 4.04(c) shall apply;
then the Conversion Rate shall be increased based on the following formula:

CR = CR0	×	SP0
SP0 – FMV

where
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV = the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.
Any increase to the Conversion Rate pursuant the preceding paragraph of this Section 4.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed with respect to one share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution is equal to or greater than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, then, in lieu of the foregoing adjustment, each Holder of a Note shall receive, in respect of each $1,000 Original Principal Amount of Notes held by such Holder, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of the shares of Capital Stock of the Company, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire shares of Capital Stock or other securities of the Company or other securities that such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If such distribution is not so paid or made, no such delivery of such Capital Stock, evidences of indebtedness, other assets, property or rights, options or warrants shall be made.
With respect to an adjustment to the Conversion Rate pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or equity interest is listed or quoted (or shall be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR = CR0	×	FMV + MP0
MP0

where
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;
CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;
FMV = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Spin-Off Valuation Period”); and
MP0 = the average of the Last Reported Sale Prices of Common Stock over the Spin-Off Valuation Period.
The adjustment to the Conversion Rate pursuant to the preceding paragraph of this Section 4.04(c) shall be determined at the end of the Spin-Off Valuation Period, but shall be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off. Notwithstanding anything to the contrary, (i) if the Conversion Settlement Date for a Note the conversion of which is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Spin-Off Valuation Period for any Spin-Off and any VWAP Trading Day in the Observation Period for such conversion occurs on any Trading Day within such Spin-Off Valuation Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Spin-Off Valuation Period will be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the Conversion Settlement Date for a Note the conversion of which is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Spin-Off Valuation Period for a Spin-Off and the Conversion Date for such conversion occurs on any Trading Day within such Spin-Off Valuation Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Spin-Off Valuation Period will be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date (or, if such

Conversion Date is not a Trading Day, the immediately preceding Trading Day). If such Spin-Off is not consummated, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Spin-Off had not been declared.
(d)    If the Company makes or pays any cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock (other than distributions pursuant to Section 4.04(e)), the Conversion Rate shall be increased based on the following formula:

CR = CR0	×	SP0
SP0 – C

where
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C = the amount in cash per share the Company pays or distributes to all or substantially all holders of the Common Stock.
The adjustment to the Conversion Rate pursuant to this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the relevant dividend or distribution. If any dividend or distribution described in this Section 4.04(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if the amount in cash per share the Company pays or distributes to holders of its Common Stock is equal to or greater than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, each Holder of a Note shall receive, in respect of each $1,000 Original Principal Amount of Notes held by such Holder, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount in cash per share such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock (subject to the tender offer rules under the Exchange Act then applicable), if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR = CR0	×	AC + (SP × OS)
OS0 × SP

where
CR0 = the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;
CR = the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;
AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
OS0 = the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);
OS = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP = the average of the Last Reported Sale Prices of Common Stock over the Tender/Exchange Offer Valuation Period.
The adjustment to the Conversion Rate pursuant to this Section 4.04(e) shall be determined at the end of the Tender/Exchange Offer Valuation Period, but shall be given effect immediately after the open of business on the Trading Day next succeeding the Expiration Date. Notwithstanding anything to the contrary, (i) if the Conversion Settlement Date for a Note whose conversion is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Tender/Exchange Offer Valuation Period for such tender or exchange offer and any VWAP Trading Day in the Observation Period for such conversion occurs on any Trading Day within such Tender/Exchange Offer Valuation Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Tender/Exchange Offer Valuation Period will be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the Conversion Settlement Date for a Note whose conversion is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Tender/Exchange Offer Valuation Period for such tender or exchange offer and the Conversion Date for such conversion occurs on any Trading Day within such Tender/Exchange Offer Valuation Period, then, solely for purposes of determining the consideration due in respect of such conversion, such Tender/Exchange Offer Valuation Period will be deemed to be the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(f)    The Company from time to time is permitted (but not required) to increase the Conversion Rate by any amount for any period of time of at least 20 Business Days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company. The Company may also (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Sections 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or this 4.04(f), to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to Sections 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or this 4.04(f), in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock. Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall, as soon as practicable following the adjustment, notify, in writing, the Holders of the Notes.
(g)    Adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share. No adjustment to the Conversion Rate shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right, option or warrant to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.12 hereof.
(h)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as practicable following the adjustment, the Company shall notify the Holders of the Notes of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(i)    For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(j)    Notwithstanding anything to the contrary in this Article IV, no adjustment to the Conversion Rate shall be made:
(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(iii)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued;
(iv)    solely for a change in the par value of the Common Stock; or
(v)    for accrued and unpaid interest and Additional Interest, if any, on the Notes.
(k)    The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward and take into account in any future adjustment any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any required purchases of Notes in connection with a Fundamental Change, (ii) upon the calling of any Notes for Redemption; (iii) upon any Conversion Date of Notes and (iv) on each VWAP Trading Day of any Observation Period (such deferral provisions in this Section 4.04(k), the “1% Exception”).
(l)    Notwithstanding anything to the contrary, if:
(i)    a Note is to be converted;
(ii)    the record date, Effective Date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to this Section 4.04 has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii)    the consideration due upon such conversion (in the case of Physical Settlement) or due in respect of such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock; and
(iv)    such shares of Common Stock are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company shall, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company shall (i) deliver, on such date the Company is otherwise required by this Indenture, the consideration due upon such conversion based on the applicable unadjusted Conversion Rate(s); and (ii) deliver, on the Business Day immediately after such first date, any additional consideration arising from giving effect to such adjustment to the applicable Conversion Rate(s).
(m)    Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)    a Conversion Rate adjustment for any event becomes effective on any Ex-Dividend Date pursuant to the provisions described in this Section 4.04;
(ii)    a Note is to be converted pursuant to Physical Settlement or Combination Settlement;
(iii)    the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;
(iv)    the consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock; and
(v)    the Holder of such Note would be treated, on such record date, as the record holder of such shares of Common Stock based on a Conversion Rate that is adjusted for such event, then (x) such Conversion Rate adjustment will not be given effect for such conversion (in the case of Physical Settlement) or for such VWAP Trading Day (in the case of Combination Settlement); and (y) such Holder will be treated as if such Holder were, as of such record date, the record owner of such shares of Common Stock on an unadjusted basis and will participate in such event.
Section 4.05    Adjustments of Prices.

Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs of the Common Stock, the Daily Conversion Values, the Daily Cash Amounts or the Daily Share Amounts over a span of multiple days (including an Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs of the Common Stock, Daily Conversion Values, Daily Cash Amounts or Daily Share Amounts are to be calculated.
Section 4.06    Increase in Conversion Rate Upon a Make-Whole Fundamental Change.
(a)    If and only to the extent that a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change the Effective Date of which occurs prior to the Stated Maturity, the Company shall, to the extent provided in this Section 4.06, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as set forth in this Section 4.06. A conversion of Notes by a Holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change (i) occurring pursuant to clause (i) of the definition thereof, if the relevant Conversion Notice is received by the Conversion Agent on or subsequent to the Effective Date of the Make-Whole Fundamental Change and prior to the 45th day following the Effective Date of the Make-Whole Fundamental Change (or if earlier, and to the extent applicable, the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date as specified in the Fundamental Change Company Notice), or (ii) occurring pursuant to clause (ii) of the definition thereof, if the Conversion Notice is received by the Conversion Agent during the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the second Business Day immediately before the related Redemption Date.
(b)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date of the Make-Whole Fundamental Change and the price (the “Stock Price”) paid or deemed to be paid per share of the Common Stock in the Make-Whole Fundamental Change. If, in the case of a Make-Whole Fundamental Change described in clause (i) of the definition thereof, the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (3) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise (and including in the case of a Make-Whole Fundamental Change described in clause (ii) of the definition thereof), the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Days prior to, but not including, the Effective Date of such Make-Whole Fundamental Change. Notwithstanding the foregoing, in the event that a conversion of Notes may be deemed to be “in connection with” both a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof and a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof, such conversion will be deemed only to be “in connection with” the Make-Whole Fundamental Change having the earlier Effective Date, and the Effective

Date, Stock Price and number of Additional Shares by which the Conversion Rate will be increased for such Notes will be determined by reference only to such Make-Whole Fundamental Change having the earlier Effective Date.
The exact Stock Price and Effective Date may not be set forth in the table in Schedule A, in which case, if the Stock Price is:
(i)    between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable.
(ii)    more than $30.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.
(iii)    less than $2.37 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the Conversion Rate, as increased by any Additional Shares applicable, exceed 477.1196 per $1,000 Original Principal Amount of Notes, subject to adjustment in the same manner and for the same events as the Conversion Rate as set forth in Section 4.04.
(c)    The Stock Prices set forth in the first row of the table in Schedule A hereto (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted, as set forth in Section 4.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table in Schedule A hereto shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 4.04.
(d)    The Company shall notify the Holders of Notes of the anticipated Effective Date of any Make-Whole Fundamental Change by issuing a press release (and shall make the press release available on the Company’s website) announcing such anticipated Effective Date as soon as practicable and in any event no later than one Business Day after the Effective Date of such Make-Whole Fundamental Change.
(e)    Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall pay or deliver, as the case may be, the consideration due in respect of such converted Notes, based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table set forth in Schedule A hereto, in accordance with Section 4.03; provided, however, that if the consideration for the Common Stock in any Make-

Whole Fundamental Change described in clause (3) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 Original Principal Amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.
Section 4.07    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
(a)    In the event of:
(i)    any reclassification of the Common Stock;
(ii)    a consolidation, merger, combination or binding share exchange involving the Company; or
(iii)    a sale or conveyance to another Person of all or substantially all of the Company’s property and assets;
in each case, as a result of which the outstanding Common Stock would be converted into, or exchanged for shares of stock, other securities or other property or assets (including cash or any combination thereof) (such an event, a “Common Stock Change Event,” and such shares of stock, securities or other property, including cash or any combination thereof, the “Reference Property,” and the amount and kind of reference property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, at and after the effective time of the Common Stock Change Event, (i) the consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in the provisions described under this Article IV (or in any related definitions in Section 1.02) were instead a reference to the same number of Reference Property Units; (ii) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Stock” will be deemed to mean the common equity (which, for the avoidance of doubt, may include American Depositary Shares representing common equity), if any, forming part of such Reference Property; (iii) for purposes of Article VIII, each reference to any number of shares of Common Stock in such Article (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (iv) for these purposes, the Daily VWAP and Last Reported Sale Price will be calculated based on the value of a Reference Property Unit, and for any Reference Property Unit or portion thereof that does not consist of a class of securities, the Daily VWAP and or Last Reported Sale Price, as applicable, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

For purposes of the foregoing, if the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the Reference Property shall be deemed to be the weighted average, per share of Common Stock, of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. If the holders of Common Stock receive only cash in such Common Stock Change Event, then for all conversions that occur after the effective date of such transaction (x) the consideration due upon conversion of each $1,000 Original Principal Amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 4.06), multiplied by the price paid per share of Common Stock in such transaction and (y) the Company shall be deemed to elect Cash Settlement and shall satisfy its Conversion Obligation by paying cash to converting Holders on the 10th Business Day immediately following the Conversion Date.
(b)    The Company shall not become a party to any such Common Stock Change Event unless its terms are consistent with this Section 4.07.
(c)    The above provisions of this Section 4.07 shall similarly apply to successive Common Stock Change Events.
Section 4.08    Taxes on Shares Issued.
The Company shall pay any documentary, stamp or similar issue or transfer tax due on any issuance or delivery of shares of Common Stock upon conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that any such shares of Common Stock be issued in a name other than that of the Holder of the Notes converted, then such tax shall be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
Section 4.09    Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.
The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (including the maximum increase in the Conversion Rate in connection with a Make-Whole Fundamental Change and assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).
The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
Section 4.10    Responsibility of Trustee.
The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IV. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
Section 4.11    Notice to Holders Prior to Certain Actions.
In case:
(a)    the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or
(b)    the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12 hereof; or
(c)    of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or
(d)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be delivered to each Holder of Notes at such Holder’s address appearing on a list of Holders of Notes, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; provided, that any notice required under this Section 4.11 in respect of any regular cash dividend consistent in amount with the Company’s historical practice may be made through the issuance of a press release containing the stipulated information rather than through the procedures otherwise provided for in this Section 4.11.
Section 4.12    Stockholder Rights Plan.
Each share of Common Stock issued upon conversion of Notes pursuant to this Article IV shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company in effect at the time of such conversion, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all or substantially all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, or other of the Company’s assets or property, rights, options or warrants as set forth in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE V

REMEDIES
Section 5.01    Events of Default.
The Notes shall not be subject to Section 6.01 of the Base Indenture. In lieu thereof, the Notes shall be subject to the following provisions of Section 5.01 of this Supplemental Indenture. All references in the Base Indenture to Section 6.01 thereof and the provisions thereof, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 5.01 and the provisions herein.
An “Event of Default” on the Notes occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following shall occur:
(a)    failure by the Company to pay the Accreted Principal Amount on any Note when due;
(b)    failure by the Company to pay any interest, including any Additional Interest, on any Note when due if such failure continues for 30 days;
(c)    failure by the Company to perform any other agreement required of the Company in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (d), (e), (f) or (g) in this definition hereof) if such failure continues for 60 days after notice is given in accordance with the notice provisions in this Section 5.01;
(d)    failure by the Company to pay the Fundamental Change Repurchase Price or Redemption Price of any Note when due;
(e)    failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right in accordance with Article IV hereof;
(f)    failure by the Company to provide a timely Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate transaction pursuant to Section 4.01(a)(iii) or Section 4.01(a)(iv), in each case, in accordance with the Indenture, and, in each case, such failure continues for a period of five Business Days;
(g)    failure by the Company to comply with its obligations under Article IX;
(h)    Indebtedness for money borrowed by the Company or one of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) whether such Indebtedness now exists or shall hereafter be created, in an aggregate outstanding principal amount in excess of $25 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within 60 days after written notice as provided in this Section 5.01;
(i)    the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $25 million, if the judgments are not paid, discharged or stayed within 30 days;

(j)    the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case,
(ii)    consents to the entry of an order for relief against it in an involuntary case,
(iii)    consents to the appointment of a Custodian of it or for all or substantially all of its Property, or
(iv)    makes a general assignment for the benefit of its creditors; or
(k)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) as debtor in an involuntary case,
(ii)    appoints a Custodian of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) or a Custodian for all or substantially all of the Property of the Company, or
(iii)    orders the liquidation of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), and the order or decree remains unstayed and in effect for 60 days.
A Default as set forth in subclause (c) or (h) above shall not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in Original Principal Amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Article Five of the Base Indenture (as modified by Article IX of this Supplemental Indenture)) the Company does not cure the Default within 60 days after written notice is given. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to exist, without any action by the Trustee or any other Person.
The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
Section 5.02    Additional Interest upon a Filing Failure.
Notwithstanding any provisions of the Indenture to the contrary, the Company may elect, at its option, that the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee as required by Section 314(a)(1) of the TIA any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange

Act, or (ii) the Company’s failure to file reports in accordance with Section 2.03 of this Supplemental Indenture (in either case, a “Filing Failure”), shall for the first one hundred eighty (180) days following the occurrence of such Event of Default (the “Extension Period”) consist exclusively of the right of Holders to receive additional interest on the Notes accruing at the rate of (x) 0.25% per annum of the aggregate Original Principal Amount of Notes that are then outstanding for each day during the 90-day period beginning on, and including, the date such Event of Default occurs and during which such Event of Default is continuing and (y) 0.50% per annum of the aggregate Original Principal Amount of the Notes that are then outstanding for each day during the 90-day period beginning on, and including, the 91st day following, and including, the date such Event of Default occurs and during which such Event of Default is continuing, on the terms and in the manner set forth in this Section 5.02 (“Additional Interest”).
Any Additional Interest payable pursuant to this Section 5.02 shall be paid at the same times and in the same manner as regular interest shall be paid in accordance with Section 2.01. Additional Interest shall accrue on the Notes that are then outstanding from the first day of the Event of Default to, but excluding, the earlier of (i) the date on which the Company has made the filings initially giving rise to the Filing Failure and (ii) the date that is one hundred eighty-one (181) days after the date the Event of Default occurs. In order to elect to pay Additional Interest as the sole remedy during the first one hundred eighty (180) days after the occurrence of an Event of Default described in the preceding sentence, the Company must give written notice to Holders of the Notes, the Trustee and the Paying Agent of such election prior to the occurrence of such Event of Default. Upon the failure to timely give all Holders, the Trustee and the Paying Agent notice of such election or to pay such Additional Interest on a timely basis after electing to do so, the Notes shall be subject to immediate acceleration as provided in Section 6.02 of the Base Indenture. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02 of the Base Indenture. Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the Notes shall be subject to acceleration for such additional Filing Failure at the end of the Extension Period for the first Filing Failure to the extent it has not been remedied before the end of the first Extension Period; provided, however, that to the extent the Company has agreed to pay Additional Interest as to such additional Filing Failure, and the first Filing Failure has been remedied before the end of the first Extension Period, the Notes shall not be subject to acceleration until the end of the additional Extension Period as to such additional Filing Failure. For the avoidance of doubt, notwithstanding the occurrence of multiple overlapping Filing Failures, the aggregate amount of all Additional Interest paid in a year shall not exceed 0.50% per annum of the aggregate Original Principal Amount of the Notes that are outstanding as of the beginning of such year. This Section 5.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 5.02, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

Section 5.03    Acceleration.
Section 6.02 of the Base Indenture shall be restated as follows:
If an Event of Default (other than an Event of Default with respect to the Company resulting from Section 5.01(j) or (k)), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in Original Principal Amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Upon such declaration of acceleration, the Accreted Principal Amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in Section 5.01(j) or (k) occurs, all Accreted Principal Amounts due and payable on the Notes will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. For the avoidance of doubt, the principal amount of the Notes will, until paid, continue to accrete pursuant to Section 2.04 following the acceleration of the Accreted Principal Amount of the Notes pursuant to this paragraph.
Holders of a majority in Original Principal Amount of the then outstanding Notes may rescind an acceleration with respect to such Series and its consequence (except an acceleration due to nonpayment of principal or interest) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.
No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.
Section 5.04    Limitation on Suits.
References in clause (2) of Section 6.06 of the Base Indenture to “a majority in principal amount” shall be replaced with “25% in Original Principal Amount” for purposes of the Notes. In addition, the limitations on suits do not apply to a suit instituted by a Holder of the Notes for the enforcement of payment of the principal of or interest (including Additional Interest) on any Note or payment or delivery, as the case may be, of the consideration due upon conversion of any Note, on or after the applicable due date or the right to convert the Note in accordance with the Indenture.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal or Accreted Principal Amount (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Supplemental Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, shall not be impaired or affected without the consent of such Holder.
Section 5.05    Collection Suit by Trustee.

References in Section 6.08 of the Base Indenture to subclauses (1) or (2) of Section 6.01 shall be replaced by references to subclauses (a) or (b) of Section 5.01 of this Supplemental Indenture for purposes of the Notes.
ARTICLE VI

SATISFACTION AND DISCHARGE
Section 6.01    Satisfaction and Discharge of the Supplemental Indenture.
(a)    The satisfaction and discharge provisions set forth in this Section 6.01 shall, with respect to the Notes, supersede in their entirety those in Section 8.01 of the Base Indenture, and all references in the Base Indenture to Section 8.01 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 6.01 and the satisfaction and discharge provisions set forth in this Section 6.01, respectively. When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at the Stated Maturity for the payment of the Accreted Principal Amount thereof, on any Fundamental Change Repurchase Date or Redemption Date or following the last day of the applicable Observation Period upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash (or, with respect to Notes to be converted, other consideration due upon such conversion), sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 7.02(b) of the Base Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

ARTICLE VII

SUPPLEMENTAL INDENTURES
Section 7.01    Amendments or Supplements Without Consent of Holders.
(a)    In addition to any permitted amendment or supplement to the Indenture pursuant to Section 10.01 of the Base Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:
(i)    to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(ii)    to appoint a successor trustee with respect to the Notes;
(iii)    to provide for the assumption by a Successor of the Company’s obligations under the Indenture as described under Section 5.01 of the Base Indenture or Section 4.07 of this Supplemental Indenture, including to give effect to the change to the Conversion Rate as set forth in Section 4.07 of this Supplemental Indenture; or
(iv)    irrevocably elect a Settlement Method or a Specified Dollar Amount.
(b)    The below specified subclauses of Section 10.01 of the Base Indenture shall be modified in their application to the Notes as follows:
(i)    the phrase “in this Indenture or the Notes in a manner that does not adversely affect to a material extent the rights of any Holder” shall be added after “cure any ambiguity, omission, defect or inconsistency” in subclause (1) of Section 10.01 of the Base Indenture.
Section 7.02    Amendments, Supplements or Waivers With Consent of Holders.
The Company and the Trustee may amend the Indenture with respect to the Notes as provided in Section 10.02 of the Base Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 10.01 of the Base Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver, including a waiver in relation to a past Event of Default, may:
(a)    reduce the amount of principal payable upon acceleration of the maturity of the Notes; or
(b)    change the maturity of the principal of, or interest on, any Note.
Subclause (3) of Section 10.02 of the Base Indenture shall be amended and restated in its entirety for purposes of the Notes as follows: “(a) reduce the Original Principal Amount or Accreted Principal Amount of any Note, (b) extend the Stated Maturity, (c) modify the provisions with respect to the repurchase right of the Holders upon a Fundamental Change

(including, without limitation, the Fundamental Change Repurchase Price) in a manner adverse to Holders or (d) change the times at which, or the circumstances under which, the Notes may be redeemed by the Company, or reduce the Redemption Price.” In addition, the following language shall be added to the end of subclause (7) of Section 10.02 of the Base Indenture for purposes of the Notes: “except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of Notes”.
For the avoidance of doubt, the above-referenced provisions shall be deemed included in the cross reference to clauses (1) through (9) of Section 10.02 of the Base Indenture found in Section 10.04 of the Base Indenture.
Section 7.03    Notice of Amendment or Supplement.
After any amendment or supplement to the Indenture or the Notes becomes effective, the Company shall provide to Holders, pursuant to the procedures set forth in Section 12.02 of the Base Indenture, a notice briefly describing such amendment or supplement and shall make such notice available on the Company’s website; provided that any failure to give such notice to all the Holders, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement.
ARTICLE VIII

REDEMPTION
Section 8.01    Redemption.
(a)    The redemption provisions set forth in this Article VIII shall, with respect to the Notes, supersede in their entirety those in Article Three of the Base Indenture.
(b)    The Company has the right, at its election, to redeem all, or any portion of the Notes that is equal to $1,000 Original Principal Amount or an integral multiple of $1,000, at any time and from time to time, on a Redemption Date occurring on or after December 1, 2021 and on or before the 60th Scheduled Trading Day before the Stated Maturity, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and twenty-eight percent (128%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes (and any other Notes deemed to be subject to such Redemption pursuant to Section 8.05) pursuant to clause (ii) of the definition thereof.
(c)    If the Accreted Principal Amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso in the first sentence of Section 8.01(e), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 8.01; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with Applicable Procedures).
(d)    The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than eighty five (85), nor less than sixty five (65), Scheduled Trading Days after the Redemption Notice Date for such Redemption.
(e)    The Redemption Price for any Note called for Redemption is an amount in cash equal to the Accreted Principal Amount (as of the Redemption Date for such Redemption) of such Note plus accrued and unpaid interest on such Note to, but excluding, such Redemption Date; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the close of business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day, and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid on the next Business Day to Holders as of the close of business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.
Section 8.02    Redemption Notice.
(a)    To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses containing the information set forth in the Redemption Notice. The Company must send any Redemption Notice not less than sixty five (65) Scheduled Trading Days nor more than eighty five (85) Scheduled Trading Days before the Redemption Date. Such Redemption Notice must state:
(i)    that the Notes have been called for Redemption, and briefly describing the Company’s Redemption right under this Indenture;
(ii)    the Redemption Date for such Redemption;

(iii)    the Redemption Price per $1,000 Original Principal Amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the Section 8.01(e));
(iv)    the name and address of the Paying Agent and the Conversion Agent;
(v)    that Notes called for Redemption may be converted at any time before the close of business on the second Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);
(vi)    the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption;
(vii)    the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date;
(viii)    that Notes called for Redemption must be delivered to the Paying Agent (in the case of Definitive Notes) or Applicable Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and
(ix)    the CUSIP and ISIN numbers, if any, of the Notes.
(b)    On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent; provided, that at the Company’s written request, the Trustee shall give such Redemption Notice in the Company’s name and at the Company’s expense but that, in all cases, the text of such Redemption Notice shall be prepared by the Company; provided, further, that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Redemption Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such Redemption Notice and setting forth the complete form of such Redemption Notice and the information to be stated in such Redemption Notice.
Section 8.03    Deposit of Redemption Price.
Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Redemption Price of all the Notes or portions thereof that are to be redeemed as of the Redemption Date. If the Paying Agent has paid or holds on the Business Day following the Redemption Date money sufficient to pay the Redemption Price of the Notes for which are to be redeemed, then as of such Redemption Date, (a) such Notes shall cease to be outstanding and, subject to the right of Holders as of the close of business on a Regular Record Date to receive the related interest payment, interest (including Additional Interest, if any) shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price and accrued and unpaid interest (including Additional Interest, if any) upon delivery or book-entry transfer of such Notes or on the applicable Interest Payment Date, as applicable).
Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed in the first paragraph of this Section 8.03, the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date (or, if later in the case of a Definitive Note, the date such Note is delivered to the Paying Agent). For the avoidance of doubt, interest payable pursuant to the proviso in the first sentence of Section 8.01(e) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso regardless of whether such Note is delivered pursuant to the first sentence of this paragraph. Notes called for Redemption must be delivered to the Paying Agent (in the case of Definitive Notes) for the Holder thereof to be entitled to receive the Redemption Price.
Section 8.04    Redemption in Part.
(a)    If less than all Notes then outstanding are called for Redemption, then:
(i)    the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with Applicable Procedures; and (2) in the case of Definitive Notes, pro rata, by lot or by such other method the Company considers fair and appropriate; and
(ii)    if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.
Any Definitive Note that is to be redeemed or in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Original Principal Amount equal to, and in exchange for, the portion of the Original Principal Amount of the Note so surrendered that is not repurchased.
Section 8.05    Special Provisions for Redemptions in Part.
If the Company elects to redeem less than all of the outstanding Notes pursuant to this Article VIII, and the Holder of any Note, or any owner of a beneficial interest in any Global

Note, is reasonably not able to determine, before the close of business on the 62nd Scheduled Trading Day (or, if, in accordance with Section 4.03(b)(vii), the Company has irrevocably elected to settle all conversions of Notes with a Conversion Date that occurs on or after the Redemption Notice Date for such Redemption and before the related Redemption Date by Physical Settlement, the tenth (10th) calendar day) immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Article VIII, Section 4.06, Section 4.01(a)(v) and any related definitions.
ARTICLE IX

SUCCESSOR CORPORATION
Section 9.01    When Company May Merge, etc. The Notes shall be subject to Article Five of the Base Indenture; provided that the words “or other legal entity” in clause (1) thereof shall be deleted for purposes of the Notes. The penultimate paragraph of Section 5.01 of the Base Indenture shall not apply to the Notes.
ARTICLE X

MISCELLANEOUS
Section 10.01    Governing Law.
THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 10.02    Payments on Business Days.
If the Company is required to make any payment on the Notes on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day. The payment made on the next Business Day shall be treated as though it was paid on the original due date and no interest on such payment shall accrue for the additional period of time.
Section 10.03    No Security Interest Created.
Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 10.04    Trust Indenture Act.

This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Base Indenture that is required to be included in an indenture qualified under the TIA, such required provision shall control.
Section 10.05    Benefits of Indenture.
Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
Section 10.06    Calculations.
The Company and its agents shall be responsible for making all calculations called for under this Supplemental Indenture and the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Prices of the Common Stock, the Daily VWAPs of the Common Stock, the Daily Conversion Values, the Daily Cash Amounts, the Daily Share Amounts, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and the Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall be responsible for making any calculations for determining amounts to be paid or for monitoring any stock price.
Section 10.07    Table of Contents, Headings, Etc.
The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 10.08    Execution in Counterparts.
This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 10.09    Severability.

In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 10.10    Trustee Disclaimer.
The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture, nor for the recitals contained herein, all of which are taken to be statements of the Company.
Section 10.11    Withholding Taxes.
If the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or any payments on the Common Stock) or sales proceeds received by or other funds or assets of the Holder or beneficial owner.
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.
PDL BIOPHARMA, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

SCHEDULE A
The following table sets forth the number of Additional Shares, if any, by which the Conversion Rate shall be increased per $1,000 Original Principal Amount of Notes pursuant to Section 4.06 of this Supplemental Indenture for each Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$2.37	$3.00	$3.81	$4.50	$4.88	$5.00	$7.50	$10.00	$12.50	$15.00	$20.00	$30.00
September 17, 2019	159.6458	105.4383	66.7803	49.1271	42.9713	42.4449	19.0916	14.3149	11.4489	9.5449	7.1599	0.0000
December 1, 2019	161.6978	105.8007	65.4996	47.1900	41.2769	40.7712	18.3388	13.7504	10.9975	9.1685	6.8776	0.0000
December 1, 2020	171.8274	107.5645	59.2668	37.7623	33.0305	32.6259	14.6750	11.0034	8.8004	7.3368	5.5036	0.0000
December 1, 2021	182.1991	109.3283	53.0339	28.3346	24.7842	24.4806	11.0113	8.2563	6.6033	5.5051	4.1296	0.0000
December 1, 2022	192.8185	111.0921	46.8011	18.9070	16.5379	16.3353	7.3475	5.5092	4.4062	3.6734	2.7556	0.0000
December 1, 2023	203.6916	112.8559	40.5682	9.4793	8.2915	8.1900	3.6838	2.7621	2.2091	1.8417	1.3815	0.0000
December 1, 2024	214.8245	114.6294	34.3012	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Ex. A-1

EXHIBIT A
[Form of Note]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[OID Legend]
THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE [CHIEF FINANCIAL OFFICER OR GENERAL COUNSEL] AT 932 SOUTHWOOD BOULEVARD, INCLINE VILLAGE, NEVADA 89451. THE EXISTENCE OR RECOGNITION OF OID FOR UNITED STATES FEDERAL INCOME TAX PURPOSES SHALL NOT COMPROMISE OR IMPAIR THE AMOUNT OF THE FULL PRINCIPAL OBLIGATION OF THE COMPANY HEREUNDER.

PDL BIOPHARMA, INC.
2.75% Convertible Senior Note due 2024
No. [            ]    Initially $[            ]
CUSIP No. [ ]
PDL BioPharma, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, the Accreted Principal Amount corresponding to the Original Principal Amount of this Note specified in the “Schedule of Exchanges of Securities” attached hereto) on December 1, 2024 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.
Interest Payment Dates: June 1 and December 1, commencing [            ].
Regular Record Dates: May 15 and November 15.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Remainder of page intentionally left blank]

Ex. 1

IN WITNESS WHEREOF, PDL BIOPHARMA, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.
Dated:
PDL BIOPHARMA, INC.

By:
Name:
Title:

Attest

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By
    Name:
Title

Ex. 2

[FORM OF REVERSE OF NOTE]
PDL BIOPHARMA, INC.
2.75% Convertible Senior Note due 2024
This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of September 17, 2019, as amended and supplemented from time to time in accordance with the terms thereof (herein called the “Base Indenture”) and as further supplemented by the Supplemental Indenture dated as of September 17, 2019 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate Original Principal Amount, subject to conditions specified in the Indenture.
1.INTEREST
The Original Principal Amount of this Note shall bear interest at a rate of 2.75% per annum from [            ] or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on [            ], to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest shall be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture.
The Company shall pay interest on overdue Accreted Principal Amount, and, to the extent lawful, on overdue interest, in each case at a rate of 2.75% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2.    MATURITY DATE
The Notes shall mature on December 1, 2024.

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3.    METHOD OF PAYMENT
The Company shall pay the Accreted Principal Amount of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the Accreted Principal Amount of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable (i) to Holders of Definitive Notes having an aggregate Original Principal Amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate Original Principal Amount of Definitive Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
As provided in and subject to the provisions of the Indenture, the Company shall make all payments and deliveries in respect of the Redemption Price, the Fundamental Change Repurchase Price and the Accreted Principal Amount on the Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
4.    PAYING AGENT, REGISTRAR, CONVERSION AGENT.
Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) shall act as Paying Agent, Registrar and Conversion Act. The Issuer may change Paying Agent, Registrar or Conversion Agent without prior notice.
5.    REDEMPTION
This Note is subject to redemption at the option of the Company in accordance with the provisions of Article VIII of the Supplemental Indenture.
6.    FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in Original Principal Amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

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7.    CONVERSION
As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during periods and upon the occurrence of conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding December 1, 2024, to convert the Original Principal Amount of this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the applicable Conversion Rate(s) specified in the Indenture, as adjusted from time to time as provided in the Indenture.
8.    ACCRETION
Commencing on the Issue Date, to, but, and including, the Stated Maturity, the principal amount of this Note shall accrete in the manner provided in Section 2.04 of the Supplemental Indenture.
9.    SATISFACTION AND DISCHARGE
The provisions in Section 6.01 of the Supplemental Indenture supersede the entirety of Section 8.01 of the Base Indenture with respect to this Note.
10.    DENOMINATIONS, TRANSFER, EXCHANGE
As provided in the Indenture and subject to limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate Original Principal Amount, shall be issued to the designated transferee or transferees.
The Original Principal Amount of the Notes are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to limitations therein set forth, the Notes are exchangeable for a like aggregate Original Principal Amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
11.    DEFAULTS AND REMEDIES
As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest

5

on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate Original Principal Amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 5.01(j) or (k) of the Supplemental Indenture, the Accreted Principal Amount of, and interest on, all the Notes shall automatically become due and payable.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Accreted Principal Amount of, any premium and interest on and any consideration due upon conversion of this Note at the time, place and rate, and in the coin and currency, herein prescribed.
12.    AMENDMENT, SUPPLEMENT AND WAIVER
The Indenture permits, with exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in Original Principal Amount of the Notes at the time outstanding.
The Indenture also contains provisions permitting the Holders of specified percentages in Original Principal Amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
13.    PERSONS DEEMED OWNERS
The Holder of a Note may be treated as the owner of it for all purposes.
14.    DEFINITIONS
All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
15.    AUTHENTICATION
Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
16.    INDENTURE TO CONTROL; GOVERNING LAW

6

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note and any claim, controversy or dispute arising under or related to this Note, for all purposes, shall be governed by, and construed in accordance with, the laws of the State of New York.
17.    ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= as joint tenants with right of Survivorship and not as tenants in common), UGMA (= Uniform Gifts to Minors Act), CUST (= Custodian).
Additional abbreviations may also be used though not in the above list.

7

SCHEDULE A
SCHEDULE OF EXCHANGES OF NOTES
PDL BIOPHARMA, INC.
2.75% Convertible Senior Notes due 2024
The initial Original Principal Amount of this Global Note is [               ] DOLLARS ($[            ]). The following, exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Original Principal Amount of this Global Note	Amount of Increase in Original Principal Amount of this Global Note	Original Principal Amount of this Global Note following Each Increase of Decrease	Signature of Authorized Officer of Trustee

Ex. A-1

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To:    PDL BioPharma, Inc.
The Bank of New York Mellon Trust Company, N.A., as Conversion Agent
The undersigned owner of this Note hereby irrevocably exercises the option to convert the Original Principal Amount of this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, in accordance with the terms of the Indenture referred to in this Note, and directs that such cash, shares of Common Stock or combination of cash and shares of Common Stock, as applicable, issuable and deliverable upon conversion, together, if applicable, with any payment for fractional shares of Common Stock, and any Notes representing any unconverted Original Principal Amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the Original Principal Amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Original Principal Amount to be converted (in an integral multiple of $1,000, if less than all):

Date: _________	Your Signature:________________________ (Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:
By:
____________
* This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. B-1

Signature Guarantee
Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

Agents to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

(Name)

(Address)

Please print Name and Address
(including zip code numbers)

Social Security or other Taxpayer
Identifying Number

Ex. B-2

EXHIBIT C
[Form of Fundamental Change Repurchase Notice]
To:    PDL BioPharma, Inc.
    The Bank of New York Mellon Trust Company, N.A., as Paying Agent
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from PDL BioPharma, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire Original Principal Amount of this Note, or the portion thereof (that is $1,000 Original Principal Amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signature(s)
Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Social Security or Other Taxpayer Identification Number
Original Principal Amount to be repurchased (in an integral multiple of $1,000, if less than all):
$            , 000
NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex. C-1

EXHIBIT D
[FORM OF ASSIGNMENT AND TRANSFER]
For value received               hereby sell(s), assign(s) and transfer(s) unto                (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                     to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date: _________	Your Signature: _______________________ (Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:
By:
____________
* This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. D-1

Schedule B

The following table sets forth the Accreted Principal Amount per $1,000 Original Principal Amount of Notes as of the specified dates during the period from, and including, the Issue Date to, and including, the Stated Maturity:

Accretion Table
September 17, 2019	$1,000.00
December 1, 2019	1,004.86
June 1, 2020	1,016.80
December 1, 2020	1,028.87
June 1, 2021	1,041.09
December 1, 2021	1,053.45
June 1, 2022	1,065.96
December 1, 2022	1,078.62
June 1, 2023	1,091.43
December 1, 2023	1,104.39
June 1, 2024	1,117.50
December 1, 2024	1,130.77

The Accreted Principal Amount for Notes between the dates listed above will be determined by straight-line interpolation between the Accreted Principal Amount set forth for the immediately earlier and the immediately later dates in the table above, based on a 365- or 366-day year, as applicable.

Sc. B-1